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                                                                Exhibit 10.22


                           FIRST AMENDMENT
                                 TO
                      PHANTOM SHARES AGREEMENT

     WHEREAS Burnham Pacific Properties, Inc., a corporation organized under the laws of Maryland (the "Company), awarded to Daniel B. Platt (the "Executive") a Phantom Shares Award as of August 1, 1999, covering the right to receive 30,000 Phantom Shares (the "Incentive Award");

     WHEREAS the Incentive Award was subject to such terms and conditions as set forth in the Phantom Shares Agreement dated as of August 1, 1999, by and between the Company and the Executive (the "Agreement");

     WHEREAS the Incentive Award was made principally to provide a long-term incentive to the Executive to continue to provide services to the Company and to further align his interests with the interests of the Company's stockholders;

     WHEREAS the Executive believes that the financial performance of the Company has not been up to the level expected at the time the Incentive Award was granted and that had such performance been foreseen, the Incentive Award may not have been made on the terms set forth in the Agreement;

     WHEREAS the Company believes that, while the Compensation Committee of the Board of Directors may wish to revisit the establishment of a long term incentive program at some later date, modification of the terms of the Agreement at this time is appropriate; and

     WHEREAS the Executive and the Company believe that in light of the foregoing it is in the best interests of the Company and the Company's stockholders to amend the terms of the Incentive Award as described herein to limit the circumstances when the Phantom Shares can vest;

     NOW, THEREFORE, the Executive and the Company agree to amend the Agreement, effective as of the date hereof, as follows:

     1. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

     "2. VESTING OF AWARD. This Award shall become vested and nonforfeitable as described in Section 3."

     2. Section 3a of the Agreement is hereby deleted in its entirety and replaced with the following:

     "a. TERMINATION OF EMPLOYMENT. If the Participant's employment by the Company or any of its subsidiaries or affiliates (an "Affiliate") is terminated for any reason prior to the occurrence of one of the events described in b, c or d below, the Participant shall forfeit all Phantom Shares."

     3. Section 3b of the Agreement is deleted in its entirety and replaced with the following:


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     "b.  TERMINATION DUE TO DEATH.  If the Participant's employment terminates by reason of death, the Participant's estate shall become fully vested in all the Phantom Shares."

     4. Section 3c of the Agreement is deleted in its entirety and replaced with the following:

     "c. TERMINATION DUE TO DISABILITY. If the Participant's employment terminates by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), the Participant shall become fully vested in all the Phantom Shares."

     5. Section 3d of the Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

     "The Participant shall become fully vested in all the Phantom Shares upon the occurrence of a Change in Control."

     6.   Section 5.1 is hereby amended by deleting the last sentence thereof.

     7. The first sentence of Section 5.2 of the Agreement is hereby amended by deleting the word "Committee" therein and replacing it with "the Compensation Committee of the Board of Directors (the "Committee")."

     8. Except as so amended, the Agreement is hereby confirmed in all other respects.

     IN WITNESS WHEREOF, this First Amendment has been executed as a sealed instrument by a duly authorized officer of the Company and by the Executive this 11th day of November, 1999.

                                  BURNHAM PACIFIC PROPERTIES, INC.


                                  By:   /s/ Daniel B. Platt
                                     ------------------------------
                                     Name:  Daniel B. Platt
                                     Title: Chief Financial Officer


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